UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40653	45-3055872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 567-6602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DUOL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On February 26, 2026, Duolingo, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Original Form 8-K”) appending as Exhibits 99.1 and 99.2, respectively, the Company’s press release (the
“Original Press Release) and shareholder letter (the “Original Shareholder Letter”), announcing the financial results of the Company for the three and twelve months ended December 31, 2025. This amendment to the Original Form 8-K is being furnished solely to correct a typographical error on page 4 of the Original Shareholder Letter, regarding the Company’s net income for the year ended December 31,
2025, which was elsewhere correctly stated as $414.1 million. Except for the language on page 4 of the
Original Shareholder Letter regarding the Company’s net income for the year ended December 31, 2025, all information set forth in the Original Form 8-K, the Original Press Release and original Shareholder
Letter remains unchanged.

Item 2.02 Results of Operations and Financial Condition

On February 26, 2026, the Company issued the Original Shareholder Letter. A copy of the Original
Shareholder Letter, as corrected, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Shareholder Letter dated February 26, 2026, as corrected
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOLINGO, INC.

Date: February 27, 2026	By:	/s/ Gillian Munson
Gillian Munson
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)